Exhibit 5.1

Tel Aviv, March 25, 2022
Our ref: 15981.0

CollPlant Biotechnologies Ltd.

4 Oppenheimer Street

Weizmann Science Park

Rehovot 7670104

Israel

Re: Registration on Form S-8

Ladies and Gentlemen:

We have acted as the Israeli counsel to CollPlant Biotechnologies Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form S-8 on March 25, 2022 (the “Registration Statement”), under the Securities Act of 1933, as amended, relating to the registration of 277,403 additional ordinary shares of the Company, ILS 1.50 par value (the “Plan Shares”), for future issuance under the Company’s Share Ownership and Option Plan (2010), as amended (the “2010 Plan”).

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s (i) articles of association of the Company, as amended, (ii) the 2010 Plan, and (iii) resolutions of the Company’s board of directors. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the additional 277,403 additional Plan Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the 2010 Plan, pursuant to agreements with respect to the 2010 Plan, and pursuant to the terms of the awards that may be granted under the 2010 Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very Truly Yours,

/s/ Gross & Co.
Gross & Co.